     Exhibit 5.01
October 3, 2011
Sealed Air Corporation
200 Riverfront Boulevard
Elmwood Park, New Jersey 07407
Ladies and Gentlemen:
     We have acted as counsel to Sealed Air Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to an aggregate of 31,699,946 shares of Common Stock of the Company, par value $0.10 per share, that may be sold from time to time by certain selling stockholders of the Company (the “Selling Stockholder Shares”). The Selling Stockholder Shares may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus pursuant to Rule 415 under the Act.
     We have examined the Registration Statement and a form of the share certificate, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.
     In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.
     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Selling Stockholder Shares are validly issued, fully paid and nonassessable.
     We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).
     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.
Very truly yours,
/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP